                                                                      EXHIBIT 12

                   TENNECO INC. AND CONSOLIDATED SUBSIDIARIES
               COMBINED WITH 50% OWNED UNCONSOLIDATED SUBSIDIARIES

                COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES
                              (DOLLARS IN MILLIONS)
                                   (UNAUDITED)


                                                                    THREE MONTHS
                                                                       ENDED
                                                                     MARCH 31,
                                                                   -------------
                                                                    2007    2006
                                                                   -----   -----


Net income.......................................................  $   3   $   7
Add:
Interest expense.................................................     42      34
Portion of rentals representative of the interest factor.........      3       3
Income tax expense and other taxes on income.....................      3      --
Minority interest................................................      2       1
  Earnings as defined............................................  $  53   $  45
                                                                   =====   =====
Interest expense.................................................  $  42   $  34
Interest capitalized.............................................      1       1
Portion of rentals representative of the interest factor.........      3       3
                                                                   -----   -----
  Fixed charges as defined.......................................  $  46   $  38
                                                                   =====   =====
Ratio of earnings to fixed charges...............................   1.15    1.18
                                                                   =====   =====





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